Exhibit 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000


                                  June 30, 2005



Mississippi Power Company
2992 West Beach
Gulfport, Mississippi 39501

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Mississippi Power Company (the "Company") in connection with the Registration Statement, on Form S-3 (Registration Statement Nos. 333-108156, 333-108156-01 and 333-108156-02) (the "Registration
Statement"), relating to $30,000,000 aggregate principal amount of the Company's Series G 5.40% Senior Notes due July 1, 2035 (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Seventh Supplemental Indenture dated as of June 30, 2005 (collectively, the "Indenture").

         We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in



 ATLANTA o HONG KONG o LONDON o NEW YORK o NORFOLK o   RALEIGH o  RICHMOND o
TYSONS CORNER o VIRGINIA BEACH o  WASHINGTON, D.C.

Mississippi Power Company
June 30, 2005
Page 2

accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,


                                                     /s/ TROUTMAN SANDERS LLP
                                                     TROUTMAN SANDERS LLP

                                                     June 30, 2005



Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308


         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to the underwriter in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-108156, 333-108156-01 and 333-108156-02 ) (the "Registration Statement"), relating to $30,000,000 aggregate principal amount of Series G 5.40% Senior Notes due July 1, 2035 (the "Notes") of Mississippi Power Company (the "Company"). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Seventh Supplemental Indenture dated as of June 30, 2005 (collectively, the "Indenture").

         We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

June 30, 2005
Page 2

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,



                                                /s/ DEWEY BALLANTINE LLP
                                                 DEWEY BALLANTINE LLP